Exhibit A to First
                                                   Amendent to Rights
                                                   Agreement, dated as of
                                                   April 20, 1995
                                                   --------------



                                    AGREEMENT
                                    ---------


     THIS AGREEMENT ("Agreement"),  dated as of April 20, 1995, between Marshall
T.  Reynolds  (the  "Purchaser")  and  Abigail  Adams  National  Bancorp,   Inc.
("Bancorp"), a Delaware corporation and bank holding company.

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, pursuant to a Rights Agreement dated as of April 12, 1994, between Bancorp and The First National Bank of Maryland, as rights agent (the "Bancorp Rights Agreement"), Bancorp declared a dividend of one common share purchase right (the "Rights") for each outstanding share of common stock, par value $10.00 per share, of Bancorp ("Bancorp Common Stock"), payable to shareholders of record of Bancorp common stock on April 23, 1994; and

     WHEREAS, the Rights are not exercisable until the "Distribution Date" described in the Bancorp Rights Agreement; and

     WHEREAS, the Purchaser contemplates entering into a Stock Purchase Agreement ("Stock Purchase Agreement") with Citibank, N.A. (the "Seller"), a national banking association, the form of which is attached hereto as Exhibit A, which provides, subject to the conditions therein contained, for the sale by Seller to Purchaser of 203,038 shares (the "Shares") of Bancorp Common Stock, said purchase being referred to in the Stock Purchase Agreement and this Agreement as the "Acquisition"; and

     WHEREAS, Purchaser and Seller are unwilling to enter into the Stock Purchase Agreement without the execution of this Agreement, such that a condition precedent to Purchaser's execution of the Stock Purchase Agreement is the execution of this Agreement by Bancorp and the performance or the undertaking to perform, as applicable, by Bancorp of its obligations hereunder; and

     WHEREAS, Bancorp has determined that consummation of the Acquisition, subject to the terms set forth herein is in the best interests of Bancorp and its stockholders; and

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

     Capitalized terms not otherwise defined herein are defined as in the Bancorp Rights Agreement, a copy of which is attached hereto as Exhibit B, and the form of Stock Purchase Agreement, a copy of which is attached hereto as Exhibit A.

     "Employment Agreement" shall mean the employment agreement dated March 31, 1993 among Bancorp, the Adams National Bank ("Adams") and Barbara Davis Blum, as amended effective December 31, 1994, and as it may be further amended from time to time.

     "Severance  Agreements" shall mean the severance  agreements  referenced in
Item 5 of Bancorp's Form 8-K report dated April 27, 1994 and appended thereto as Exhibits No. 10.1 through 10.7, as such may be amended from time to time.

                                   ARTICLE II
              COVENANTS, UNDERTAKINGS AND OBLIGATIONS OF PURCHASER
              ----------------------------------------------------

2.1     Tender Offer
        ------------

     Within twenty (20) business days following the Initial Closing Date of the Acquisition, Purchaser will commence a cash tender offer directed to all stockholders of Bancorp (other than Seller), whereby Purchaser will offer to purchase all outstanding shares of Bancorp Common Stock owned by such stockholders for a cash price of $21.00 per share (the "Tender Offer"). The Tender Offer shall remain open for a minimum of twenty (20) business days (the "Tender Offer Period") and Purchaser shall purchase pursuant to the Tender Offer all shares tendered and not withdrawn during the Tender Offer Period. The Tender Offer shall be conducted in accordance with the requirements of Section 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and in accordance with all other applicable requirements of law.

2.2 Purchaser covenants and agrees that, prior to the consummation of the Tender Offer and the payment in full for any shares tendered, neither the Purchaser nor any assignee of the Shares (or of Purchaser's right to purchase the Shares) will vote such Shares without the consent of Bancorp's Board of Directors, to change in any respect the composition of the Board of Directors.

                                   ARTICLE III
               COVENANTS, UNDERTAKINGS AND OBLIGATIONS OF BANCORP
               --------------------------------------------------

3.1 Bancorp agrees to take all actions necessary so that the execution, delivery and performance of the Stock Purchase
                                   2

Agreement and consummation of the Acquisition and the Tender Offer as contemplated by this Agreement do not and will not result in Purchaser, any of his Permitted Assignees (as defined by the Stock Purchase Agreement), or any of their "Affiliates" or "Associates" becoming an "Acquiring Person" or an "Adverse Person" (as such terms are defined in the Bancorp Rights Agreement), enable or require any Rights under the Bancorp Rights Agreement to become exercisable, or otherwise cause or give rise to the occurrence of a "Distribution Date" (as such term is defined in the Bancorp Rights Agreement), which the parties hereto agree may be effected by means of an amendment to the Rights Plan without a redemption of the Rights.

3.2 Bancorp agrees not to take any action to oppose or impede consummation of the Acquisition.

3.3 Bancorp agrees to take and to cause Adams to take all actions necessary so that the execution, delivery and performance of the Stock Purchase Agreement and consummation of the Acquisition and the Tender Offer as contemplated by the Stock Purchase Agreement and this Agreement do not constitute a "Change in Control" under the terms of any of the Severance Agreements or otherwise cause any of the rights or benefits of the employees thereunder to become exercisable or triggered.

3.4 Except as contemplated or required by the terms of this Agreement, Bancorp agrees that prior to the Initial Closing Date, it shall not amend or alter in any fashion the Bancorp Rights Agreement.

3.5 Except as contemplated or required by the terms of this Agreement, Bancorp agrees that prior to the Initial Closing Date, it shall not amend or alter, or permit Adams to amend or alter, in any fashion any of the Severance Agreements or Employment Agreement without the prior written consent of the Purchaser:

3.6 Except as otherwise permitted hereby, between the date hereof and the Initial Closing Date, Bancorp agrees that it will not, and will cause Adams not to, without the prior written approval of the Purchaser:

         (a) Make any change in its authorized capital stock.

         (b) Issue any shares of its capital stock, securities convertible into its capital stock, or any long term debt securities.

         (c) Issue or grant any options, warrants, or other rights to purchase shares of its common stock.

          (d) Enter into, amend to materially increase its obligations under or materially increase its current level of contributions to, any pension, retirement, stock option, profit sharing, deferred compensation, bonus, group insurance, or similar plan in respect of any of its directors, officers, or other employees.

          (e) Mortgage, pledge, or subject to a lien or any other encumbrance, any of their assets, dispose of any of its assets, incur or cancel any debts or claims, or increase the current level of compensation or benefits payable to its officers, employees or directors, except in the ordinary course of business as heretofore conducted, or take any other action not in the ordinary course of its business as heretofore conducted or incur any material obligation or enter into any material contract not in the ordinary course of business.

          (f) Amend its Certificate of Incorporation or By-Laws, in the case of Bancorp, or its Articles of Association or By- laws, in the case of Adams.

3.7 (a) Notwithstanding any other provision of this Agreement, the parties agree that the Employment Agreement may be amended by Bancorp and Adams to provide for one or more extensions of the termination date of such agreement to a date not beyond 90 days following the Initial Closing Date, on the same terms and conditions, except for the termination date, as provided for therein.

          (b) Notwithstanding any other provision of this Agreement, Bancorp for incentive purposes may adopt a stock option plan and during the first year of the plan issue to directors and employees of Bancorp and Adams stock options to purchase in the aggregate a number of shares of Bancorp Common Stock not in excess of 2.5% of the number of shares of Bancorp Common Stock outstanding on the date hereof.

3.8 At the Initial  Closing,  upon  satisfaction  of the conditions set forth in
Article VI of the Stock Purchase Agreement, Bancorp shall deliver, and shall cause Adams to deliver, a release of claims against National Bancshares, Inc. ("NBI") and each of its directors (collectively, the "NBI Group") and its officers, employees and agents, in all material respects in the form attached to the Stock Purchase Agreement as Exhibit C.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
                   -------------------------------------------

4.1        Authorized and Effective Agreement
           ----------------------------------

          (a) Purchaser has all requisite power and authority to enter into and perform all of its obligations under this Agreement and the Stock Purchase Agreement. The execution and delivery of this Agreement and the Stock Purchase Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action in respect thereof on the part of Purchaser. This Agreement constitutes a legal, valid and binding obligation of Purchaser, which is enforceable against Purchaser in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, receivership or conservatorship and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (b) Neither the execution and delivery of this Agreement or the Stock Purchase Agreement, nor consummation of the transactions contemplated hereby or thereby, nor compliance by Purchaser with any of the provisions hereof or thereof, shall (i) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Purchaser pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (ii) subject to receipt of all required governmental approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser.

4.2       Legal Proceedings: Regulatory Approvals
          ---------------------------------------

          To the best of Purchaser's knowledge, as of the date of Purchaser's execution and delivery of this Agreement, there are no actual actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein. No fact or condition relating to Purchaser known to Purchaser exists that would prohibit Purchaser from obtaining all of the regulatory approvals contemplated herein.

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF BANCORP
                    -----------------------------------------

5.1        Authorized and Effective Agreement
           ----------------------------------

          (a) Bancorp has all requisite corporate power and authority to enter into and to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Bancorp. This Agreement constitutes a legal, valid and binding obligation of Bancorp, which is enforceable against Bancorp in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, receivership or conservatorship and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (b) Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby, nor compliance by Bancorp with any of the provisions hereof, shall (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-laws of Bancorp, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any Distribution Date with respect to, the Bancorp Rights Agreement or any related documents, or (iii) subject to receipt of all required governmental approvals, violate any order, writ, injunction, decree, statute, regulation applicable to Bancorp.

5.2       Legal Proceedings
          -----------------

          To the best of Bancorp's knowledge, as of the date of Bancorp's execution and delivery of this Agreement, there are no actual pending actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT
                              --------------------

6.1       Condition Precedent to Purchaser's Execution of this
          ----------------------------------------------------
          Agreement
          ---------

          Purchaser's execution of this Agreement shall be subject to the receipt by Purchaser and Seller of the opinion of Covington & Burling that the execution, delivery and performance of the Stock Purchase Agreement and consummation of the Tender Offer shall not result in the Purchaser or any of his Permitted Assignees (as defined by the Stock Purchase Agreement) or any of their "Affiliates" or "Associates" becoming an "Acquiring Person" or an "Adverse Person" (as such terms are defined by the Bancorp Rights Agreement) under the Bancorp Rights Agreement or enable or require any Rights under the Bancorp Rights Agreement to become exercisable, and that a "Distribution Date" (as such term is defined in the Bancorp Rights Agreement) will not occur as a result of the execution, delivery and performance of the Stock

Purchase Agreement or the announcement or consummation of the Tender Offer, such opinion to be in form and substance satisfactory to Seller, Purchaser and their respective counsel.

6.2       Conditions Precedent - Purchaser
          --------------------------------

          The obligations of the Purchaser to effect the Tender Offer as contemplated by Section 2.1 of this Agreement shall be subject to satisfaction of the following additional conditions at or immediately prior to the Initial Closing Date of the Acquisition under the Stock Purchase Agreement unless waived by Purchaser pursuant to Section 7.3 hereof:

          (a) The representations and warranties of Bancorp set forth in Section
5.1 hereof shall be true and correct in all material respects as of the date of this Agreement and as of such Initial Closing Date as though made on and as of such Initial Closing Date, except as otherwise expressly provided in this Agreement or consented to in writing by Purchaser.

          (b) Purchaser shall have consummated the Acquisition.

          (c) Bancorp shall have in all material respects performed all obligations and complied with all covenants required or made by it in this Agreement.

          (d) Bancorp shall have delivered to Purchaser and Seller a certificate, dated as of the Initial Closing Date and signed by its authorized representative, stating that to the (i) best of such person's knowledge the conditions set forth in Section 6.2(c) have been satisfied; and (ii) since the date of execution of this Agreement the Bancorp Rights Agreement has not been amended or altered in any fashion, (iii) since the date of the certificate of Bancorp directors and officers referred to and relied upon in the opinion of Covington & Burling described in Section 6.1 hereof, no change has occurred in any of the matters and facts set forth in such certificate.

                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT
                        ---------------------------------

7.1       Termination
          -----------

          This Agreement shall terminate, without any further action on the part of either party, effective immediately upon the termination of the Stock Purchase Agreement prior to the Initial Closing Date and may be terminated as follows:

          (a) At any time by the mutual consent in writing of the parties hereto.

          (b) At any time, by Purchaser in writing if Bancorp has, or by Bancorp in writing if Purchaser has, in any material respect, breached (i) any covenant or undertaking contained herein or (ii) any representation or warranty contained herein, which breach has been materially adverse, and in the case of (i) or (ii) such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Initial Closing Date; provided that neither party may terminate this Agreement pursuant to this Section 7.1(b) if at such time such party has, in any material respect, breached (i) any covenant or undertaking contained herein or
(ii) any representation or warranty contained herein and, in either case, such breach has not been cured in all material respects.

7.2       Effect of Termination
          ---------------------

          In the event this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect.

7.3       Waiver
          ------

          Except with respect to any required regulatory approval, each party hereto, by written instrument signed by an authorized officer of such party, may at any time extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, or satisfaction of any of the conditions precedent to its obligations, contained herein or (iii) the performance by the other party of any of its obligations set out herein. No waiver or extension shall be effective unless it is in writing signed by the party granting such waiver or extension.

7.4       Amendment or Supplement
          -----------------------

          This Agreement may be amended or supplemented in writing at any time by mutual agreement of Purchaser and Bancorp. No modification or amendment of, or supplement to, this Agreement shall be effective unless signed by the party to be bound by such modification, amendment or supplement.

                                  ARTICLE VIII
                                  MISCELLANEOUS
                                  -------------

8.1        Expenses
           --------

          Except as provided elsewhere in this Agreement, each party shall bear and pay all fees, expenses and costs that it incurred in connection with the transactions contemplated by this Agreement, without limitation, fees and expenses of its own financial consultants, accountants and counsel.

8.2        Entire Agreement
           ----------------

          This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral, with respect to the subject matter hereof. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and Permitted Assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their successors, any rights, remedies, obligations or liabilities.

8.3        No Assignment
           -------------

          Neither of the parties hereto may assign any of its rights or obligations under this Agreement to any other person without the prior written consent of the non-assigning party.

8.4        Notices
           -------

          All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by overnight express, or by registered or certified mail, postage prepaid, addressed as follows:

           If to Bancorp:

                      Abigail Adams National Bancorp, Inc.
                      1627 K Street, N.W.
                      Washington, DC 20006
                      Attention: Barbara Davis Blum

           With a required copy to:

                      Covington & Burling
                      1201 Pennsylvania Avenue, N.W.
                      P. O. Box 7566
                      Washington, DC  20044
                      Attention:  D. Michael Lefever, Esquire

           If to Purchaser:

                      Marshall T. Reynolds
                      P. O. Box 4040
                      Huntington, West Virginia  25729

           With a required copy to:

                      Huddleston, Bolen, Beatty, Porter & Copen
                      611 Third Avenue
                      P. O. Box 2185
                      Huntington, West Virginia  25722-2185
                      Attention:  Thomas J. Murray, Esquire

8.5        Captions
           --------

          The captions contained in this Stock Purchase Agreement are for reference purposes only and are not part of this Agreement.

8.6        Counterparts
           ------------

          This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          IN WITNESS WHEREOF, the corporate party has caused this Agreement to be executed in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized, and the individual party has signed his name, all as of the day and year first above written.

                                           ABIGAIL ADAMS NATIONAL BANCORP, INC.


                                           By: /s/ Barbara Davis Blum
                                               -----------------------

                                               Its: Chairwoman and CEO
                                                    ------------------


                                               /s/ Marshall T. Reynolds
                                               ------------------------
                                               MARSHALL T. REYNOLDS

c:\h&r\a-adams8.agr